UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2023
 _________________________________
Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor
Los Angeles,	California	90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HPP	New York Stock Exchange
4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2023, Hudson Pacific Properties, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Third Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Amended and Restated 2010 Plan”). The Amended and Restated 2010 Plan was adopted by the Company’s Board of Directors (the “Board”) on March 29, 2023, subject to approval by the Company’s stockholders, and became effective on the date of the Annual Meeting.

The Amended and Restated 2010 Plan makes the following material changes to the Second Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan:

(i)Increases the number of shares of common stock available for issuance under the Amended and Restated 2010 Plan by 7,000,000 shares, and increases the number of shares which may be granted as incentive stock options under the Amended and Restated 2010 Plan by 7,000,000 shares; and

(ii)Extends the right to grant awards under the Amended and Restated 2010 Plan through March 29, 2033.

The terms and conditions of the Amended and Restated 2010 Plan are described in the section entitled “Proposal No. 2 – Approval of Third Amended and Restated 2010 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2023. The foregoing description of the Amended and Restated 2010 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated 2010 Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)The Company held its Annual Meeting on May 25, 2023 at 9:00 a.m. (Pacific Time).

(b)The voting results from the Company’s Annual Meeting were as follows:

1.Each of the following ten directors was elected to the Board to serve until the next annual meeting of stockholders in 2024 or until their respective successors are elected and qualified, and received the number of votes set forth below. For each director, there were 7,994,392.00 broker non-votes.

Name	For	Against	Abstain
Victor J. Coleman	108,412,124.95	15,054,175.00	51,607.00
Theodore R. Antenucci	118,640,517.95	4,826,974.00	50,415.00
Karen Brodkin	122,643,984.02	861,129.00	12,793.93
Ebs Burnough	122,674,338.02	753,645.00	89,923.93
Richard B. Fried	117,782,305.02	5,685,217.00	50,384.93
Jonathan M. Glaser	118,643,105.95	4,824,985.00	49,816.00
Christy Haubegger	122,689,812.95	817,529.00	10,565.00
Mark D. Linehan	118,014,085.02	5,453,890.00	49,931.93
Barry A. Sholem	123,301,753.95	205,611.00	10,542.00
Andrea Wong	120,958,358.95	2,548,537.00	11,011.00

2.The Third Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan was approved by a vote of 88,050,159.95 shares in favor, 35,359,602.00 shares against, and 108,145.00 shares abstaining. There were 7,994,392.00 broker non-votes.

3.The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year was approved by a vote of 125,722,010.95 shares in favor, 5,737,398.00 shares against, and 52,890.00 shares abstaining. There were no broker non-votes.

4.An advisory resolution approving the Company’s executive compensation was approved by a vote of 119,640,061.90 shares in favor, 3,792,110.06 shares against, and 85,734.99 shares abstaining. There were 7,994,392.00 broker non-votes.

5.An advisory vote on the frequency of future advisory votes on the Company’s executive compensation was held and the frequency that received the most votes was one year. The results of the vote were as follows: 120,238,632.09 shares in favor of one year, 43,227.06 shares in favor of two years, 3,228,280.79 shares in favor of three years, and 7,767.00 shares abstaining. There were 7,994,392.00 broker non-votes. In light of the voting results with respect to the frequency of shareholder votes on executive compensation, our Board has decided that the Company will hold an annual advisory vote on the compensation of named executive officers.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Third Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).
_____________
+    Filed herewith.
**    Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date:	May 31, 2023	By:	/s/ Mark Lammas
Mark Lammas President